UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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OneSpan Inc.
(Name of Registrant as Specified in Its Charter)

LEGION PARTNERS HOLDINGS, LLC

LEGION PARTNERS, L.P. I

LEGION PARTNERS, L.P. II

LEGION PARTNERS OFFSHORE I SP I

LEGION PARTNERS, LLC

LEGION PARTNERS ASSET MANAGEMENT, LLC

CHRISTOPHER S. KIPER

RAYMOND T. WHITE

Sarika Garg

Sagar Gupta

Michael J. McConnell

Rinki Sethi

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Legion Partners Holdings, LLC, a Delaware limited liability company (“Legion Partners Holdings”), together with the other participants named herein, intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2021 annual meeting of stockholders of OneSpan Inc., a Delaware corporation (the “Company”).

Item 1: On February 25, 2021, Legion Partners Holdings issued the below press release and a public letter to stockholders. A copy of the letter is attached hereto as Exhibit 99.1 and incorporated herein by reference.

LEGION PARTNERS NOMINATES FOUR HIGHLY-QUALIFIED INDEPENDENT CANDIDATES FOR ELECTION TO THE ONESPAN BOARD

Company’s Board, Led by Chairman John Fox, Has Failed to Address OneSpan’s Persistent and Significant Valuation Discount to Peers

Believes Board Lacks Relevant Skill Sets to Drive Successful Transformation of OneSpan into a Pure-Play Software Company and Has Overseen Long Periods of Underperformance and Misguided Capital Allocation

OneSpan Has Apparently Ignored Inbounds from Interested Parties Regarding Potential Strategic Transactions

Legion Partners’ Nominees Possess Strong Technology Industry, Corporate Governance and Strategic Expertise Needed to Push for a Comprehensive Strategic Review of OneSpan that Could Create Value Above $43 Per Share

LOS ANGELES, Calif.--(February 25, 2021)-- Legion Partners Asset Management, LLC, which, together with its affiliates (collectively, “Legion Partners”), beneficially owns 2,773,946 shares of common stock of OneSpan Inc. (“OneSpan” or the “Company”) (Nasdaq: OSPN), representing approximately 6.8% of the outstanding stock, today issued an open letter to stockholders. In the letter, Legion Partners announced it has nominated four highly-qualified independent directors for election to the Company’s Board of Directors (the “Board”) at the Company’s 2021 annual meeting of stockholders: Sarika Garg, Sagar Gupta, Michael J. McConnell and Rinki Sethi. Legion Partners also outlined its concerns with the Company’s persistent and significant valuation discount to its peers, poor corporate governance, and misguided capital allocation, and detailed its belief that the Company should undergo a comprehensive strategic review that could return significant value to stockholders.

Legion Partners is the second-largest institutional stockholder of OneSpan. Since its initial investment in April 2018, Legion Partners has sought to collaborate with the Board and management team on matters including financial disclosures, investor communications, Board refreshment, asset divestitures, capital allocation and other governance matters. After 30+ meetings with the Board and management team over nearly three years, Legion Partners has lost confidence in the Board’s ability to successfully lead the Company’s transformation to a cloud-first recurring revenue software company. Leadership and oversight that better fits the Company’s business model and is aligned with long-term shareholders is particularly critical at this juncture, thus warranting significant Board change.

Key concerns highlighted in the letter include:

1.	Long-Term TSR Underperformance and Undervaluation – OneSpan’s total shareholder returns have severely lagged peers and indices over multiple time periods, leading to a worst-in-class valuation among public cybersecurity companies and other direct software peers.
2.	Long-Tenured Directors Lack Relevant Skillsets – the Board has defensively added new directors over the past two years and only this week announced the long overdue retirement of Michael P. Cullinane after serving for 22 years, likely to offset our impending nomination and its 2021 guidance that was not well received by the market given the 2.6% drop in the stock the next trading day. No other long-tenured incumbent independent director in a key Board leadership position has stepped down, despite these individuals lacking skillsets needed to transform OneSpan into a pure play modern software company.
3.	Failure to Take Strategic Action – based on credible market sources, the Board has apparently ignored inbound inquiries from parties interested in strategic transactions. According to Legion Partners’ valuation analysis, OneSpan shares are worth $43 assuming 13.5x EV / ARR plus modest values for the remaining non-recurring components. However, Legion Partners believes this value is being overlooked by the market given the poor optics caused by the legacy Hardware segment, which if sold, could help rerate OneSpan’s stock price.
4.	Poor Capital Allocation – the Board has overseen a long history of M&A failures and questionable judgment on capital allocation priorities, presenting a key risk for shareholders given the Company’s large, idle cash balance.

A full copy of the letter can be found here: https://protectonespan.com/

* * *

About Legion Partners

Legion Partners is a value-oriented investment manager based in Los Angeles, with a satellite office in Sacramento, CA. Legion Partners seeks to invest in high-quality businesses that are temporarily trading at a discount, utilizing deep fundamental research and long-term shareholder engagement. Legion Partners manages a concentrated portfolio of North American small-cap equities on behalf of some of the world’s largest institutional and HNW investors.

Media Contact:

Sloane & Company

Joe Germani / Dan Zacchei

jgermani@sloanepr.com / dzacchei@sloanepr.com

Investor Contact:

Saratoga Proxy Consulting LLC

John Ferguson / Joe Mills

(212) 257-1311

info@saratogaproxy.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Legion Partners Holdings, LLC, a Delaware limited liability company (“Legion Partners Holdings”), together with the other participants named herein, intend to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2021 annual meeting of stockholders of OneSpan Inc., a Delaware corporation (the “Company”).

LEGION PARTNERS HOLDINGS STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Legion Partners Holdings, Legion Partners, L.P. I, a Delaware limited partnership (“Legion Partners I”), Legion Partners, L.P. II, a Delaware limited partnership (“Legion Partners II”), Legion Partners Offshore I SP I, a segregated portfolio company of Legion Partners Offshore Opportunities SPC I, a company organized under the laws of the Cayman Islands (“Legion Partners Offshore I”), Legion Partners, LLC, a Delaware limited liability company (“Legion Partners GP”), Legion Partners Asset Management, LLC, a Delaware limited liability company (“Legion Partners Asset Management”), Christopher S. Kiper, Raymond T. White, Sarika Garg, Sagar Gupta, Michael J. McConnell and Rinki Sethi.

As of the date hereof, Legion Partners I directly beneficially owns 2,168,979 shares of Common Stock, par value $0.001 par value per share, of the Company (the “Common Stock”). As of the date hereof, Legion Partners II directly beneficially owns 120,249 shares of Common Stock. As of the date hereof, Legion Partners Offshore I directly beneficially owns 484,518 shares of Common Stock. As the general partner of each of Legion Partners I and Legion Partners II, Legion Partners GP may be deemed to beneficially own the 2,289,228 shares of Common Stock beneficially owned in the aggregate by Legion Partners I and Legion Partners II. As the investment advisor of each of Legion Partners I, Legion Partners II and Legion Partners Offshore I, Legion Partners Asset Management may be deemed to beneficially own the 2,773,746 shares of Common Stock beneficially owned in the aggregate by Legion Partners I, Legion Partners II and Legion Partners Offshore I. As of the date hereof, Legion Partners Holdings directly beneficially owns 200 shares of common stock and, as the sole member of each of Legion Partners Asset Management and Legion Partners GP, Legion Partners Holdings may also be deemed to beneficially own the 2,773,746 shares of Common Stock beneficially owned in the aggregate by Legion Partners I, Legion Partners II and Legion Partners Offshore I. As a managing director of Legion Partners Asset Management and managing member of Legion Partners Holdings, each of Messrs. Kiper and white may be deemed to beneficially own the 2,773,746 shares of Common Stock beneficially owned in the aggregate by Legion Partners I, Legion Partners II and Legion Partners Offshore I. As of the date hereof, Mr. McConnell directly beneficially owns 6,000 shares of Common Stock. As of the date hereof, none of Mr. Gupta or Mses. Garg and Sethi own beneficially or of record any securities of the Company.

Item 2: Also on February 25, 2021, Legion Partners Holdings uploaded the following materials to https://protectonespan.com:

PROTECT ONESPAN
HOME MATERIALS NOMINEES ABOUT CONTACT

#ProtectOneSpan

The time has come for shareholders to #ProtectOneSpan from this Board's longstanding underperformance by electing strong and proven technology leaders.

READ OUR LETTER TO SHAREHOLDERS

Long-Term TSR Underperformance and Undervaluation

The Company's total shareholder returns have severely lagged its peers and indices over multiple time periods.

OSPN Relative TSR vs. Major Benchmarks

OSPN vs.	1 Year	2 Year	3 Year	5 Year	10 Year
Direct Software Peers	(120%)	(172%)	(255%)	(380%)	(503%)
Cybersecurity Peers	(77%)	(59%)	(152%)	(256%)	(157%)
ISS Peers	(39%)	(61%)	(155%)	(332%)	(317%)
Russell 3000	2%	7%	7%	(63%)	(46%)
MSCI ACWI/Software Index	(21%)	(42%)	(73%)	(212%)	(292%)
IGV	(31%)	(44%)	(80%)	(217%)	(352%)
NASDAQ	(23%)	(35%)	(38%)	(134%)	(231%)

Source: Capital IQ (as of 12/31/20)
Notes: [illegible]

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Item 3: Also on February 25, 2021, Legion Partners Holdings sent the following email to certain sell-side analysts and stockholders of the Company:

All – please see attachments and pertinent links below regarding today’s public announcement by Legion Partners.

Press Release (attached): https://www.businesswire.com/news/home/20210225005692/en/Legion-Partners-Nominates-Four-Highly-Qualified-Independent-Candidates-for-Election-to-the-OneSpan-Board

Shareholder Letter (attached): https://protectonespan.com/wp-content/uploads/2021/02/Legion-Partners-OSPN-Public-Nomination-Shareholder-Letter-2.25.21-FINAL.pdf

Additional Information: https://protectonespan.com/

Sagar Gupta

Legion Partners Asset Management, LLC

12121 Wilshire Blvd, Suite 1240

Los Angeles, CA 90025

(424) 253-1776 (direct)

Item 4: Also on February 25, 2021, Legion Partners Holdings posted a prior press release and letter to the Company’s board of directors to https://protectonespan.com/. A copy of the foregoing is attached hereto as Exhibit 99.2 and incorporated herein by reference.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Legion Partners Holdings, LLC, a Delaware limited liability company (“Legion Partners Holdings”), together with the other participants named herein, intend to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2021 annual meeting of stockholders of OneSpan Inc., a Delaware corporation (the “Company”).

LEGION PARTNERS HOLDINGS STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Legion Partners Holdings, Legion Partners, L.P. I, a Delaware limited partnership (“Legion Partners I”), Legion Partners, L.P. II, a Delaware limited partnership (“Legion Partners II”), Legion Partners Offshore I SP I, a segregated portfolio company of Legion Partners Offshore Opportunities SPC I, a company organized under the laws of the Cayman Islands (“Legion Partners Offshore I”), Legion Partners, LLC, a Delaware limited liability company (“Legion Partners GP”), Legion Partners Asset Management, LLC, a Delaware limited liability company (“Legion Partners Asset Management”), Christopher S. Kiper, Raymond T. White, Sarika Garg, Sagar Gupta, Michael J. McConnell and Rinki Sethi.

As of the date hereof, Legion Partners I directly beneficially owns 2,168,979 shares of Common Stock, par value $0.001 par value per share, of the Company (the “Common Stock”). As of the date hereof, Legion Partners II directly beneficially owns 120,249 shares of Common Stock. As of the date hereof, Legion Partners Offshore I directly beneficially owns 484,518 shares of Common Stock. As the general partner of each of Legion Partners I and Legion Partners II, Legion Partners GP may be deemed to beneficially own the 2,289,228 shares of Common Stock beneficially owned in the aggregate by Legion Partners I and Legion Partners II. As the investment advisor of each of Legion Partners I, Legion Partners II and Legion Partners Offshore I, Legion Partners Asset Management may be deemed to beneficially own the 2,773,746 shares of Common Stock beneficially owned in the aggregate by Legion Partners I, Legion Partners II and Legion Partners Offshore I. As of the date hereof, Legion Partners Holdings directly beneficially owns 200 shares of common stock and, as the sole member of each of Legion Partners Asset Management and Legion Partners GP, Legion Partners Holdings may also be deemed to beneficially own the 2,773,746 shares of Common Stock beneficially owned in the aggregate by Legion Partners I, Legion Partners II and Legion Partners Offshore I. As a managing director of Legion Partners Asset Management and managing member of Legion Partners Holdings, each of Messrs. Kiper and white may be deemed to beneficially own the 2,773,946 shares of Common Stock beneficially owned in the aggregate by Legion Partners I, Legion Partners II, Legion Partners Offshore I and Legion Partners Holdings. As of the date hereof, Mr. McConnell directly beneficially owns 6,000 shares of Common Stock. As of the date hereof, Ms. Garg directly beneficially owns 8,275 shares of Common Stock. As of the date hereof, none of Mr. Gupta or Ms. Sethi own beneficially or of record any securities of the Company.